INTERACTIVE BROKERS GROUP ANNOUNCES 3Q2020 RESULTS
— — —
DILUTED EARNINGS PER SHARE OF $0.58, ADJUSTED DILUTED EARNINGS PER SHARE OF $0.53.
PRETAX INCOME OF $334 MILLION ON $548 MILLION IN NET REVENUES.
ADJUSTED PRETAX INCOME OF $304 MILLION ON $518 MILLION IN ADJUSTED NET REVENUES1.
DECLARES QUARTERLY DIVIDEND OF $0.10 PER SHARE.
GREENWICH, CONN, October 20, 2020 — Interactive Brokers Group, Inc. (Nasdaq: IBKR), an automated global electronic broker, reported diluted earnings per share of $0.58 for the quarter ended September 30, 2020 compared to $0.45 for the same period in 2019, and adjusted diluted earnings per share of $0.53 for this quarter compared to $0.57 for the year-ago quarter.
Net revenues were $548 million and income before income taxes was $334 million this quarter, compared to net revenues of $466 million and income before income taxes of $281 million for the same period in 2019. Adjusted net revenues were $518 million and adjusted income before income taxes was $304 million this quarter, compared to adjusted net revenues of $525 million and adjusted income before income taxes of $340 million for the same period in 2019.
Financial Highlights
•	Commission revenue showed strong growth, increasing $92 million, or 49%, from the year-ago quarter on higher customer trading volumes within an active trading environment worldwide.

•	Net interest income decreased $96 million, or 33%, from the year-ago quarter as the average Federal Funds effective rate decreased to 0.09% from 2.19% in the year-ago quarter.

•
Other income increased $76 million from the year-ago quarter. This increase was mainly comprised of (1) $74 million related to our currency diversification strategy, which gained $27 million this quarter compared to a loss of $47 million in the same period in 2019; and (2) $19 million related to our strategic investment in Up Fintech Holding Limited (“Tiger Brokers”), which swung to a $6 million mark-to-market gain this quarter from a $13 million mark-to-market loss in the same period in 2019; partially offset by (3) a $13 million impairment loss on our investment in OneChicago Exchange recognized in this quarter.

•	61% pretax profit margin for this quarter, up from 60% in the year-ago quarter. 59% adjusted pretax profit margin for this quarter, down from 65% in the year-ago quarter.

•	Total equity of $8.5 billion.

The Interactive Brokers Group, Inc. Board of Directors declared a quarterly cash dividend of $0.10 per share. This dividend is payable on December 14, 2020 to shareholders of record as of December 1, 2020.

1 See the reconciliation of non-GAAP financial measures starting on page 10.

Business Highlights
•	Customer equity grew 49% from the year-ago quarter to $232.7 billion.
•	Customer credits increased 27% from the year-ago quarter to $70.8 billion.
•	Customer margin loans increased 17% from the year-ago quarter to $30.0 billion.
•	Customer accounts increased 47% from the year-ago quarter to 981 thousand.
•	Total DARTs[2] increased 113% from the year-ago quarter to 1.83 million.
•	Cleared DARTs increased 110% from the year-ago quarter to 1.63 million.

COVID-19 Pandemic
In March 2020, the World Health Organization recognized the outbreak of Coronavirus Disease 2019 (COVID-19) caused by a novel strain of the coronavirus as a pandemic. The pandemic affects all countries in which we operate. The response of governments and societies to the COVID-19 pandemic, which includes temporary closures of certain businesses; social distancing; travel restrictions, “shelter in place” and other governmental regulations; and reduced consumer spending due to job losses, has significantly impacted market volatility and general economic conditions.
The COVID-19 pandemic has precipitated unprecedented market conditions with equally unprecedented social and community challenges. Amid these challenges:
•
The Company is committed to ensuring the highest levels of service to its customers so they can effectively manage their assets, portfolios and risks. The Company’s technical infrastructure has withstood the challenges presented by the extraordinary volatility and increased market volume.

•	The Company can run its business from alternate office locations and/or remotely if a Company office must temporarily close due to the spread of the COVID-19 pandemic.

•
As announced on April 9, 2020, during the second quarter of 2020 the Company donated $5 million to assist efforts to provide food and support for people affected by the COVID-19 pandemic in the United States as well as to advance medical solutions.

The effects of the COVID-19 pandemic on the Company’s financial results for the third quarter of 2020 can be summarized as follows: (1) higher commission revenue due to increased trading activity and a higher rate of customer accounts opened during this period; and (2) lower net interest income resulting from lower benchmark interest rates.
The impact of the COVID-19 pandemic on the Company’s future financial results could be significant but currently cannot be quantified, as it depends on numerous evolving factors that currently cannot be accurately predicted, including, but not limited to the duration and spread of the pandemic; its impact on our customers, employees and vendors; governmental actions in response to the pandemic; and the overall impact of the pandemic in the economy and society; among other factors. Any of these events could have a materially adverse effect on the Company’s financial results.
Effects of Foreign Currency Diversification
In connection with our currency diversification strategy, we base our net worth in GLOBALs, a basket of 10 major currencies in which we hold our equity. In this quarter, our currency diversification strategy increased our comprehensive earnings by $72 million, as the U.S. dollar value of the GLOBAL increased by approximately 0.91%. The effects of the currency diversification strategy are reported as components of (1) Other Income ($27 million) and (2) Other Comprehensive Income ($45 million).

2 Daily average revenue trades (DARTs) are based on customer orders.

Conference Call Information:
Interactive Brokers Group, Inc. will hold a conference call with investors today, October 20, 2020, at 4:30 p.m. ET to discuss its quarterly results.  Investors who would like to listen to the conference call live should dial 877-324-1965 (U.S. domestic) and 631-291-4512 (international). The number should be dialed approximately ten minutes prior to the start of the conference call. Ask for the “Interactive Brokers Conference Call.”
The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.
About Interactive Brokers Group, Inc.:
Interactive Brokers Group affiliates provide automated trade execution and custody of securities, commodities and foreign exchange around the clock on over 135 markets in numerous countries and currencies, from a single IBKR Integrated Investment Account to clients worldwide. We service individual investors, hedge funds, proprietary trading groups, financial advisors and introducing brokers. Our four decades of focus on technology and automation has enabled us to equip our clients with a uniquely sophisticated platform to manage their investment portfolios. We strive to provide our clients with advantageous execution prices and trading, risk and portfolio management tools, research facilities and investment products, all at low or no cost, positioning them to achieve superior returns on investments. Barron’s ranked Interactive Brokers #1 with 5 out of 5 stars in its February 24, 2020, Best Online Broker Review.
Cautionary Note Regarding Forward-Looking Statements:
The foregoing information contains certain forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

For Interactive Brokers Group, Inc. Investors: Nancy Stuebe, 203-618-4070 or Media: Kalen Holliday, 203-618-4069.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA
TRADE VOLUMES:
(in 000's, except %)

	Cleared		Non-Cleared						Avg. Trades
	Customer	%	Customer	%	Principal	%	Total	%	per U.S.
Period	Trades	Change	Trades	Change	Trades	Change	Trades	Change	Trading Day
2017	265,501		14,835		31,282		311,618		1,246
2018	328,099	24%	21,880	47%	18,663	(40%)	368,642	18%	1,478
2019	302,289	(8%)	26,346	20%	17,136	(8%)	345,771	(6%)	1,380

3Q2019	78,793		6,566		4,738		90,097		1,419
3Q2020	160,015	103%	14,701	124%	7,453	57%	182,169	102%	2,846

2Q2020	153,212		13,752		7,252		174,216		2,765
3Q2020	160,015	4%	14,701	7%	7,453	3%	182,169	5%	2,846

CONTRACT AND SHARE VOLUMES:
(in 000's, except %)

TOTAL
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2017	395,885		124,123		220,247,921
2018	408,406	3%	151,762	22%	210,257,186	(5%)
2019	390,739	(4%)	128,770	(15%)	176,752,967	(16%)

3Q2019	103,972		36,124		43,107,364
3Q2020	163,972	58%	39,186	8%	87,514,614	103%

2Q2020	151,665		43,393		67,637,445
3Q2020	163,972	8%	39,186	(10%)	87,514,614	29%

ALL CUSTOMERS
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2017	293,860		118,427		213,108,299
2018	358,852	22%	148,485	25%	198,909,375	(7%)
2019	349,287	(3%)	126,363	(15%)	167,826,490	(16%)

3Q2019	93,124		35,427		41,025,047
3Q2020	153,612	65%	38,685	9%	85,893,357	109%

2Q2020	140,787		42,582		65,818,295
3Q2020	153,612	9%	38,685	(9%)	85,893,357	31%

CLEARED CUSTOMERS
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2017	253,304		116,858		209,435,662
2018	313,795	24%	146,806	26%	194,012,882	(7%)
2019	302,068	(4%)	125,225	(15%)	163,030,500	(16%)

3Q2019	80,840		35,108		39,891,867
3Q2020	137,660	70%	38,405	9%	83,246,086	109%

2Q2020	124,010		42,259		62,937,898
3Q2020	137,660	11%	38,405	(9%)	83,246,086	32%

[1]	Includes options on futures.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA, CONTINUED

PRINCIPAL TRANSACTIONS
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2017	102,025		5,696		7,139,622
2018	49,554	(51%)	3,277	(42%)	11,347,811	59%
2019	41,452	(16%)	2,407	(27%)	8,926,477	(21%)

3Q2019	10,848		697		2,082,317
3Q2020	10,360	(4%)	501	(28%)	1,621,257	(22%)

2Q2020	10,878		811		1,819,150
3Q2020	10,360	(5%)	501	(38%)	1,621,257	(11%)

[1]	Includes options on futures.
CUSTOMER STATISTICS
Year over Year	3Q2020	3Q2019	% Change
Total Accounts (in thousands)	981	666	47%
Customer Equity (in billions)[1]	$232.7	$156.6	49%

Cleared DARTs (in thousands)	1,629	777	110%
Total Customer DARTs (in thousands)	1,832	859	113%

Cleared Customers
Commission per Cleared Commissionable Order[2]	$2.69	$3.69	(27%)
Cleared Avg. DARTs per Account (Annualized)	442	297	49%
Net Revenue per Avg. Account (Annualized)	$2,154	$2,995	(28%)

Consecutive Quarters	3Q2020	2Q2020	% Change
Total Accounts (in thousands)	981	876	12%
Customer Equity (in billions)[1]	$232.7	$203.2	15%

Cleared DARTs (in thousands)	1,629	1,558	5%
Total Customer DARTs (in thousands)	1,832	1,746	5%

Cleared Customers
Commission per Cleared Commissionable Order[2]	$2.69	$2.81	(4%)
Cleared Avg. DARTs per Account (Annualized)	442	480	(8%)
Net Revenue per Avg. Account (Annualized)	$2,154	$2,442	(12%)

[1]	Excludes non-customers.

[2]	Commissionable Order - a customer order that generates commissions.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
NET INTEREST MARGIN
(UNAUDITED)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2020	2019	2020	2019
	(in millions)
Average interest-earning assets
Segregated cash and securities	$43,589	$29,443	$41,283	$27,384
Customer margin loans	28,490	26,134	27,052	26,014
Securities borrowed	4,477	4,036	4,448	3,900
Other interest-earning assets	5,075	5,362	5,288	5,202
FDIC sweeps[1]	2,982	2,151	2,864	1,999
	$84,613	$67,126	$80,935	$64,499

Average interest-bearing liabilities
Customer credit balances	$68,867	$53,762	$65,716	$51,786
Securities loaned	5,756	4,160	5,304	3,993
Other interest-bearing liabilities	251	173	313	78
	$74,874	$58,095	$71,333	$55,857

Net interest income
Segregated cash and securities, net	$14	$153	$159	$434
Customer margin loans[2]	83	175	287	537
Securities borrowed and loaned, net	86	77	228	177
Customer credit balances, net[2]	8	(137)	(55)	(421)
Other net interest income1/3	10	31	47	94
Net interest income[3]	$201	$299	$666	$821

Net interest margin ("NIM")	0.94%	1.77%	1.10%	1.70%

Annualized yields
Segregated cash and securities	0.13%	2.06%	0.51%	2.12%
Customer margin loans	1.16%	2.66%	1.41%	2.76%
Customer credit balances	-0.05%	1.01%	0.11%	1.09%

[1]
Represents the average amount of customer cash swept into FDIC-insured banks as part of our Insured Bank Deposit Sweep Program. This item is not recorded in the Company's consolidated statements of financial condition. Income derived from program deposits is reported in other net interest income in the table above.

[2]
Interest income and interest expense on customer margin loans and customer credit balances, respectively, are calculated on daily cash balances within each customer’s account on a net basis, which may result in an offset of balances across multiple account segments (e.g., between securities and commodities segments).

[3]
Includes income from financial instruments that has the same characteristics as interest, but is reported in other fees and services and other income in the Company’s consolidated statements of comprehensive income.  For the three and nine months ended September 30, 2020 and 2019, $6 million, $4 million, $14 million, and $10 million were reported in other fees and services, respectively. For the three and nine months ended September 30, 2020 and 2019, $0 million, $4 million, $5 million, and $15 million were reported in other income, respectively.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2020	2019	2020	2019
	(in millions, except share and per share data)
Revenues:
Commissions	$279	$187	$824	$538
Other fees and services1/2	45	35	123	105
Other income (loss)1/3	29	(47)	25	(2)
Total non-interest income	353	175	972	641

Interest income	240	468	853	1,308
Interest expense	(45)	(177)	(206)	(512)
Total net interest income	195	291	647	796

Total net revenues	548	466	1,619	1,437

Non-interest expenses:
Execution, clearing and distribution fees	74	68	227	192
Employee compensation and benefits	77	67	239	213
Occupancy, depreciation and amortization	17	15	51	43
Communications	6	7	19	19
General and administrative	37	30	206	80
Customer bad debt	3	(2)	13	45
Total non-interest expenses	214	185	755	592

Income before income taxes	334	281	864	845
Income tax expense	32	20	65	50

Net income	302	261	799	795
Net income attributable to noncontrolling interests	256	225	675	678

Net income available for common stockholders	$46	$36	$124	$117

Earnings per share:
Basic	$0.59	$0.46	$1.60	$1.54
Diluted	$0.58	$0.45	$1.58	$1.52

Weighted average common shares outstanding:
Basic	78,509,625	76,742,789	77,543,008	75,910,080
Diluted	79,120,548	77,348,976	78,243,699	76,646,487

[1]
In the first quarter of 2020, we changed the presentation of our consolidated statements of income to better align with our business strategy. Previously reported amounts have been adjusted to conform with the new presentation.

[2]	Includes market data fees, account activity fees, risk exposure fees, order flow income from options exchange mandated programs, and revenues from other fees and services.

[3]
Includes gains (losses) from principal transactions; the impact of our currency diversification strategy; gains (losses) from our equity method investments, other revenue not directly attributable to our core business offerings.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2020	2019	2020	2019
	(in millions, except share and per share data)
Comprehensive income:
Net income available for common stockholders	$46	$36	$124	$117
Other comprehensive income:
Cumulative translation adjustment, before income taxes	8	(6)	5	(3)
Income taxes related to items of other comprehensive income	-	-	-	-
Other comprehensive income (loss), net of tax	8	(6)	5	(3)
Comprehensive income available for common stockholders	$54	$30	$129	$114

Comprehensive earnings per share:
Basic	$0.69	$0.39	$1.67	$1.50
Diluted	$0.69	$0.39	$1.65	$1.49

Weighted average common shares outstanding:
Basic	78,509,625	76,742,789	77,543,008	75,910,080
Diluted	79,120,548	77,348,976	78,243,699	76,646,487

Comprehensive income attributable to noncontrolling interests:
Net income attributable to noncontrolling interests	$256	$225	$675	$678
Other comprehensive income - cumulative translation adjustment	37	(22)	24	(11)
Comprehensive income attributable to noncontrolling interests	$293	$203	$699	$667

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(UNAUDITED)

			September 30, 2020	December 31, 2019
			(in millions)
Assets
Cash and cash equivalents			$3,292	$2,882
Cash - segregated for regulatory purposes			12,789	9,400
Securities - segregated for regulatory purposes			29,316	17,824
Securities borrowed			3,995	3,916
Securities purchased under agreements to resell			1,401	3,111
Financial instruments owned, at fair value			452	1,916
Receivables from customers, net of allowance for doubtful accounts			30,343	31,304
Receivables from brokers, dealers and clearing organizations			2,575	685
Other assets			535	638

Total assets			$84,698	$71,676

Liabilities and equity

Liabilities
Short-term borrowings			$628	$16
Securities loaned			5,738	4,410
Securities sold under agreements to repurchase			-	1,909
Financial instruments sold but not yet purchased, at fair value			187	457
Other payables:
Customers			68,830	56,248
Brokers, dealers and clearing organizations			313	220
Other payables			456	476
			69,599	56,944

Total liabilities			76,152	63,736

Equity
Stockholders' equity			1,609	1,452
Noncontrolling interests			6,937	6,488
Total equity			8,546	7,940

Total liabilities and equity			$84,698	$71,676

	September 30, 2020		December 31, 2019
Ownership of IBG LLC Membership Interests	Interests	%	Interests	%

IBG, Inc.	79,057,622	19.0%	76,759,595	18.5%
Noncontrolling interests (IBG Holdings LLC)	337,670,642	81.0%	338,670,642	81.5%

Total IBG LLC membership interests	416,728,264	100.0%	415,430,237	100.0%

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2020	2019	2020	2019
	(in millions)
Adjusted net revenues[1]
Net revenues - GAAP	$548	$466	$1,619	$1,437

Non-GAAP adjustments
Currency diversification strategy, net	(27)	47	6	72
Mark-to-market on investments[2]	(3)	12	(3)	(28)
Total non-GAAP adjustments	(30)	59	3	44
Adjusted net revenues	$518	$525	$1,622	$1,481

Adjusted income before income taxes[1]
Income before income taxes - GAAP	$334	$281	$864	$845

Non-GAAP adjustments
Currency diversification strategy, net	(27)	47	6	72
Mark-to-market on investments[2]	(3)	12	(3)	(28)
Customer compensation expense[3]	0	0	103	0
Bad debt expense[4]	0	0	1	42
Total non-GAAP adjustments	(30)	59	107	86
Adjusted income before income taxes	$304	$340	$971	$931

Adjusted pre-tax profit margin	59%	65%	60%	63%

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2020	2019	2020	2019
	(in millions)
Adjusted net income available for common stockholders[1]
Net income available for common stockholders - GAAP	$46	$36	$124	$117

Non-GAAP adjustments
Currency diversification strategy, net	(5)	9	1	13
Mark-to-market on investments[2]	(1)	2	(1)	(5)
Customer compensation expense[3]	-	-	19	-
Bad debt expense[4]	-	-	0	8
Income tax effect of above adjustments[5]	1	(3)	(4)	(4)
Total non-GAAP adjustments	(4)	9	16	12

Adjusted net income available for common stockholders	$42	$45	$140	$129
Note: Amounts may not add due to rounding.

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2020	2019	2020	2019
	(in dollars)
Adjusted diluted EPS[1]
Diluted EPS - GAAP	$0.58	$0.45	$1.58	$1.52

Non-GAAP adjustments
Currency diversification strategy, net	(0.06)	0.11	0.02	0.17
Mark-to-market on investments[2]	(0.01)	0.03	(0.01)	(0.06)
Customer compensation expense[3]	0.00	0.00	0.24	0.00
Bad debt expense[4]	0.00	0.00	0.00	0.10
Income tax effect of above adjustments	0.02	(0.03)	(0.05)	(0.05)
Total non-GAAP adjustments	(0.05)	0.11	0.20	0.16

Adjusted diluted EPS	$0.53	$0.57	$1.79	$1.68

Diluted weighted average common shares outstanding	79,120,548	77,348,976	78,243,699	76,646,487

Note: Amounts may not add due to rounding.
Note: The term “GAAP” in the following explanation refers to generally accepted accounting principles in the United States.
1 Adjusted net revenues, adjusted income before income taxes, adjusted net income available for common stockholders and adjusted diluted earnings per share (“EPS”) are non-GAAP financial measures as defined by SEC Regulation G.
•	We define adjusted net revenues as net revenues adjusted to remove the effect of our GLOBAL currency diversification strategy and our net mark-to-market gains (losses) on investments[2].
•
We define adjusted income before income taxes as income before income taxes adjusted to remove the effect of our GLOBAL currency diversification strategy, our net mark-to-market gains (losses) on investments, customer compensation expenses[3] and unusual bad debt expense[4].

•
We define adjusted net income available to common stockholders as net income available for common stockholders adjusted to remove the after-tax effects of our GLOBAL currency diversification strategy, the mark-to-market on investments, customer compensation expenses, and unusual bad debt expense attributable to IBG, Inc.

Management believes these non-GAAP items are important measures of our financial performance because they exclude certain items that may not be indicative of our core operating results and business outlook and may be useful to investors and analysts in evaluating the operating performance of the business and facilitating a meaningful comparison of our results in the current period to those in prior and future periods. Our GLOBAL currency diversification strategy, our mark-to-market on investments and unusual bad debt expense are excluded because management does not believe they are indicative of our underlying core business performance. Adjusted net revenues, adjusted income before income taxes, adjusted net income available to common stockholders and adjusted diluted EPS should be considered in addition to, rather than as a substitute for, GAAP net revenues, income before income taxes, net income attributable to common stockholders and diluted EPS.
 2 Mark-to-market on investments represents the net mark-to-market gains (losses) on our U.S. government securities portfolio, which are typically held to maturity, investments in equity securities that do not qualify for equity method accounting which are measured at fair value, and equity securities taken over by the Company from customers related to losses on margin loans described below.

 3 Customer compensation expenses were incurred to compensate certain affected customers in connection with their losses resulting from the West Texas Intermediate Crude Oil event. On April 20, 2020, the energy markets exhibited extraordinary price activity in the New York Mercantile Exchange (“NYMEX”) West Texas Intermediate Crude Oil contract. The price of the May 2020 physically-settled contract dropped to an unprecedented negative price of $37.63.
 4 Unusual bad debt expense includes material losses on margin loans resulting from unusual events that occur in the marketplace. For the nine months ending September 30, 2019, unusual bad debt expense reflects losses recognized on margin lending to a small number of our brokerage customers that had taken relatively large positions in a security listed on a major U.S. exchange, which lost a substantial amount of its value in a very short timeframe. For the nine months ended September 30, 2020, unusual bad debt expense reflects losses incurred by futures customers in excess of the equity in their accounts related to the West Texas Intermediate Crude Oil event described above.
 5 The income tax effect is estimated using the corporate income tax rates applicable to the Company.